UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2014

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 6, 2014, SFX Entertainment, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing the entry into a marketing and content partnership with Clear Channel Media and Entertainment. The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

In addition, as previously announced on December 23, 2013, the Company entered into a global marketing partnership with Anheuser-Busch InBev N.V. (“AB”). Pursuant to the binding term sheet, dated December 20, 2013, between the Company and AB, the Company will organize international beach themed dance music events in 2014.  The parties will also sponsor an international DJ contest competition through Beatport with the winner performing at the final event as well as receiving a recording contract with an affiliate of the Company. The DJ contest will focus on markets outside the United States and will include multiple smaller events.  The parties have also agreed to a program that will encourage artists to create music that is reflective of a beach environment.  The parties have agreed that the revenue and costs of the arrangement will be split on a 50-50 basis. The binding term sheet contains other customary provisions for an agreement of this type, including with respect to the approval of budgets, ownership of intellectual property, indemnification and termination of the agreement. The parties have agreed that the arrangement shall be further memorialized and subject to definitive agreements.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1*	Press release, dated January 6, 2014

*                                         Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: January 6, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director